UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2011

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BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

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Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2011, BioScrip, Inc. (the "Company") issued a press release reporting its 2011 second quarter financial results. A copy of that press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The press release includes certain non-GAAP financial measures as described therein. As required by Regulation G, reconciliation between any non-GAAP financial measures presented and the most directly comparable GAAP financial measures is also provided.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2001, the Board of Directors of the Company (the "Board") amended the BioScrip, Inc. 2001 Incentive Stock Plan (as amended, the "Plan") to conform the change in control definition and change in control provisions to that of the Amended and Restated 2008 Equity Incentive Plan and the BioScrip/CHS 2006 Equity Incentive Plan.  These change in control provisions, as amended, provide that in the event of a change in control (as defined in the Plan), in which the successor company assumes or substitutes a Company option, stock appreciation right, restricted stock unit or stock grant with its own respective investment award and a key employee’s employment with such successor company terminates under the circumstances specified in the award certificate within 24 months following such change in control: (1) options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the award certificate), and (2) restrictions, limitations and other conditions applicable to restricted stock units and stock grants will lapse and the restricted stock units and stock grants will become free of all restrictions and limitations and become fully vested.  To the extent the successor company does not so assume or substitute for an option, stock appreciation right, restricted stock unit or stock grant: (1) those options and stock appreciation rights outstanding as of the date of the change in control that are not assumed or substituted for will immediately vest and become fully exercisable, and (2) restrictions and deferral limitations on restricted stock units and stock grants that are not assumed or substituted for will lapse and the restricted stock units and stock grants will become free of all restrictions and limitations and become fully vested.

Further, the change in control provisions, as amended, provide that the Compensation Committee of the Board (the "Compensation Committee"), in its discretion, may determine that, upon the occurrence of a change in control, each option and stock appreciation right outstanding will terminate within a specified number of days after notice to the key employee, and/or that each key employee will receive, with respect to each share of stock subject to such option or stock appreciation right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such change in control over the option price of such option and the value of the stock (as assigned by the Compensation Committee) underlying such stock appreciation right (the "SAR Value").  The award certificates may provide that in the event of a change in control: (1) options and stock appreciation rights outstanding as of the date of the change in control will be cancelled and terminated without payment therefor if the fair market value of one share of stock as of the date of the change in control is less than the option price or SAR Value, and (2) all performance units will be considered to be earned and payable (either in full or pro rata based on the portion of the performance period completed as of the date of the change in control), and any limitations or other restriction will lapse and such performance units will be immediately settled or distributed.

Prior to being amended, the change in control provisions of the Plan provided that, upon a change in control (as previously defined), any and all conditions to the exercise of options and stock appreciation rights, any and all conditions to the vesting of all outstanding restricted stock units, and any and all issuance and forfeiture conditions on any stock grants and performance units would automatically be deemed satisfied in full, and that the Board would have the right (to the extent expressly required as part of the transaction) to cancel such awards after providing each key employee with a reasonable period to exercise, or take actions to receive the stock underlying, such awards.

The foregoing description of the amendment to the Plan is qualified in its entirety by the amendment to the Plan filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed or furnished herewith:

Exhibit No.	Description
10.1	Amendment to the BioScrip, Inc. 2001 Incentive Stock Plan

99.1	Press Release, dated August 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: August 10, 2011		/s/ Barry A. Posner
	By:	Barry A. Posner
Executive Vice President, Secretary and General Counsel